UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 13, 2020
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	New York Stock Exchange
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On July 13, 2020, upon the recommendation of the Company’s management team, the 8x8, Inc.’s (the “Company”) Board of Directors (the “Board”) approved the establishment of a compensation program for the Company’s executive officers for the fiscal year ending March 31, 2021 (the “Fiscal 2021”) whereby executive officers may elect to receive up to 15% (and up to 35% for our Chief Executive Officer) of each individual’s base salary compensation for a portion of Fiscal 2021 in shares of the Company’s common stock. The Compensation Committee of the Board (the “Compensation Committee”) believes that this program is in the best interests of shareholders because it further reinforces the management team’s commitment to shareholder value creation through replacing a portion of cash compensation with equity without increasing total compensation. Pursuant to the program, the Company’s executive officers would receive their elected percentage of base salary for the final 9 months of Fiscal 2021 in shares of Company’s common stock in equal portions on July 15, 2020, October 15, 2020, January 15, 2021, and April 15, 2021. Our named executive officers have elected the following percentages for participation in the program: Chief Executive Officer - 35%; Chief Financial Officer - 10%; Chief Technology Officer - 7.5%; Chief Product Officer - 10%; and SVP, General Counsel - 7.5%.

In addition, for Fiscal 2021, the Compensation Committee of the Board (the “Compensation Committee”) has elected not to approve a separate annual cash bonus plan for the Company’s executive officers. The Compensation Committee chose to replace the annual cash bonus plan because they believe that, given the current market environment, it is not feasible to set rigorous but achievable performance goals based on traditional bonus plan metrics. Instead, the Compensation Committee has elected to incorporate the value of each executive officer’s, excluding our Chief Executive Officer (for whom the Board has not yet approved a stock compensation grant for Fiscal 2021), target annual cash bonus into an award of performance share units (“PSUs”), representing the right to acquire shares of the Company’s common stock. Shares subject to the PSU award will be earned according to the following: one-third (1/3) of the target opportunity is eligible to be earned over each cumulative one, two and three year performance periods, based on the Company’s total shareholder return relative to the S&P Software & Services Index. Vesting of shares will be subject in each case to each executive officer’s continued employment or other qualifying association with the Company or any of its subsidiaries. The Compensation Committee believed these changes were in the best interests of shareholders because these performance-based equity grants maintain the at-risk compensation profile while creating greater equity alignment without increasing total compensation.
Through each named executive officer’s election above and in connection with their total target compensation for Fiscal 2021, including the elimination of a cash bonus program, stock compensation on average is expected to account for more than 80% our named executive officer’s targeted total compensation. The graphic below reflects the average targeted delivery of targeted compensation for Fiscal 2021 for our named executive officers, excluding our Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 16, 2020

8X8, Inc.

By: /s/ Matthew Zinn
Matthew Zinn
SVP, General Counsel, Chief Privacy Officer, & Corporate Secretary